HEI Exhibit 99

October 30, 2010

Contact:	Shelee M.T. Kimura
	Manager, Investor Relations &	(808) 543-7384 Telephone
	Strategic Planning	E-mail: skimura@hei.com

HEI REPORTS SLIGHTLY LOWER THIRD QUARTER EARNINGS – HIGHER BANK EARNINGS HELP OFFSET LOWER UTILITY EARNINGS

HONOLULU — Hawaiian Electric Industries, Inc. (NYSE - HE) today reported third quarter 2010 consolidated net income for common stock of $32.4 million, or $0.35 diluted earnings per share (EPS), compared to $33.5 million, or $0.37 diluted EPS for the third quarter of 2009.

“Although earnings were down for the quarter due primarily to weather-driven declines in utility sales, we were pleased that we realized significant benefits from our ongoing focus on cost efficiencies at both operating companies and that our bank’s earnings increased over the same quarter last year,” said Constance H. Lau, HEI president and chief executive officer.

“At the utility, management action helped to mitigate expected increases in operations and maintenance costs,” said Lau.

“At the bank, the hard work of our employees in executing the performance improvement project over the last two years has resulted in meaningful improvements in the bank’s profitability and cost structure. We are pleased to report a strong return on assets of 1.26% and efficiency ratio of 54% for the third quarter,” Lau added.

“As we announced earlier this week, Richard Wacker will join our executive leadership team as American Savings Bank’s president and CEO on November 15th,

2010,” said Lau.  “We are pleased to have found someone of Rich’s caliber and credentials.”  After a 20-year career at General Electric in both their industrial and capital businesses, Wacker most recently led the turnaround of Korea Exchange Bank, Korea’s fifth largest bank which operates in 22 countries and has $90 billion in assets.

UTILITY

Electric utility net income for common stock for the third quarter of 2010 was $22.0 million compared to $26.5 million in the third quarter of 2009.  The primary drivers for the $4.5 million net income decline were (on an after-tax basis): approximately $4 million from lower kilowatthour sales, $4 million  higher operations and maintenance (O&M) expenses(1) and $3 million higher financing costs and depreciation expense primarily due to generating units put into service in the latter part of 2009.  These were largely offset by rate relief granted in our 2009 Oahu and 2010 Maui rate cases which resulted in a $6 million after-tax increase to net income in the quarter.

Kilowatthour sales were down 2.9% in the third quarter 2010 compared with the same quarter last year due to cooler and less humid weather.  On a year-to-date basis, kilowatthour sales were down 0.8% relative to last year and we expect full year 2010 sales to be approximately 1% lower than last year.

O&M expenses were up 9%(1) over the same quarter last year.  The increase was driven primarily by higher generation station maintenance, the replacement of critical

(1)  Excludes demand-side management (DSM) program costs.  DSM program costs were $2 million in the third quarter of 2009 and $1 million in the third quarter of 2010.  DSM program costs are recovered through a surcharge.  The energy efficiency DSM programs were transferred to a third-party administrator at the end of the second quarter of 2009.

equipment for system reliability and higher employee benefit costs.  We now expect the annual O&M increase to be approximately 13%(1) higher than last year, less than the previously forecast 16%(1) increase.

BANK

Bank net income for the third quarter of 2010 was $15.3 million, compared to $11.3 million for the same quarter last year and $16.1 million in the second quarter of 2010.

The primary drivers for the $4.0 million increase in net income over the same quarter last year were (on an after-tax basis):  (1) $4 million higher noninterest income primarily due to the third quarter 2009 other-than-temporary impairment charge of $6 million on mortgage-related securities, offset by lower fee and other income as a result of regulation on overdraft fees and a 2009 gain on sale of a commercial loan; and (2) $2 million lower noninterest expense primarily due to additional cost savings derived from the substantial completion of the performance improvement project in the second quarter of  2010.   The offsets were (on an after-tax basis) $1 million higher provision for loan losses and $1 million lower net interest income primarily due to lower earning asset balances.

Compared to the second quarter of 2010, third quarter 2010 net income was $0.8 million lower as a result of higher provision for loan losses of $3 million (after-tax), largely offset by lower noninterest expense of $2 million (after-tax) primarily due to the FISERV system conversion completed in the second quarter of 2010.

Net interest margin was 4.31% in the third quarter of 2010, up from 4.23% in the third quarter of 2009 and 4.22% in the second quarter of 2010.  In the third quarter, net interest margin benefited from lower funding costs and the recognition of higher deferred loan fees due to a pick-up in prepayments.

Provision for loan losses was $6.0 million in the third quarter of 2010 compared with $5.2 million in the third quarter of 2009 and $1.0 million in the second quarter of 2010.  The second quarter 2010 provision would have been $3.4 million if it were not for approximately $2.4 million of loan loss reserves that were released in the second quarter.  The increase in the provision in the third quarter of 2010 was primarily due to the reclassification of specific commercial credits that remain current in their principal and interest payments, but have identified weaknesses.  The third quarter 2010 net charge-off ratio remains low at 0.53%, down from 0.57% in the second quarter 2010.  The bank remains strongly capitalized with a Tier 1 leverage ratio of 9.3% and total risk-based capital ratio of 14.2% as of the end of the third quarter of 2010.

Noninterest expense for the third quarter of 2010 was $36.3 million, its lowest level since the start of the performance improvement project and down from $39.6 million in both the third quarter of 2009 and the second quarter of 2010.  The bank’s annualized noninterest expense for the third quarter of 2010 was $145 million, achieving its target of $140 to $145 million one quarter ahead of schedule.

HOLDING AND OTHER COMPANIES

The holding and other companies’ net losses were $4.8 million in the third quarter of 2010 compared to $4.4 million in the third quarter of 2009 reflecting higher borrowing costs.

WEBCAST AND TELECONFERENCE

Hawaiian Electric Industries, Inc. will conduct a webcast and teleconference call to review its third quarter 2010 earnings on Monday, November 1, 2010, at 4:00 a.m. Hawaii time (10:00 a.m. Eastern time).  The event can be accessed through HEI’s website at www.hei.com or by dialing (800) 561-2601, passcode: 90580713 for the teleconference call.  HEI intends to continue to use its website, www.hei.com, as a means of disclosing material and other important information and for complying with its disclosure obligations under SEC Regulation FD.  Such disclosures will be included on HEI’s website under the headings “News & Events” and “Financial Information” in the Investor Relations section.  Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, HECO’s and ASB’s press releases, SEC filings and public conference calls and webcasts.  Investors should also refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC.

An online replay of the webcast will be available at the same website beginning about two hours after the event.  Replays of the teleconference call will also be available approximately two hours after the event through November 15, 2010, by dialing (888) 286-8010, passcode: 44993252.

HEI supplies power to over 400,000 customers or 95% of Hawaii’s population through its electric utilities, Hawaiian Electric Company, Inc., Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited and provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, F.S.B., one of Hawaii’s largest financial institutions.

EXPLANATION OF HEI’S USE OF CERTAIN UNAUDITED NON-GAAP FINANCIAL MEASURES

HEI and bank management use certain non-GAAP measures in their evaluation of the bank’s performance and believe the presentations of such financial measures on this basis provide useful supplemental information and a clearer picture of the bank’s operating performance, and are better indicators of the bank’s ongoing core operating activities.  Management also uses such measures to assist investors/analysts in better understanding the bank’s progress on the execution of its performance improvement project.  These measures are also useful in understanding performance trends and in facilitating comparisons with the performance of others in the financial services industry.

Management utilizes non-GAAP financial measures of noninterest income and expense in the calculation of certain of the bank’s metrics/ratios, such as (i) efficiency, (ii) pretax, preprovision income, and (iii) return on average assets, in order to analyze on a consistent basis and over a longer period of time the performance of the bank’s core operating activities and its progress on the execution of the performance improvement project.  Management also annualizes the non-GAAP measure of noninterest expense by multiplying such measure by 4 to develop an estimate of adjusted noninterest expense for a year-long period.  This annualized adjusted noninterest expense metric (non-GAAP measure) is a forward-looking statement based on only a quarter’s results and may not reflect actual results.  See schedule on page 18 of this release for a tabular reconciliation between the bank’s GAAP and non-GAAP measures.

Certain items shown in the reconciliation—real estate transactions, professional services, FISERV conversion costs, severance, technology write-offs and prepayment penalties on early extinguishment of debt—were incurred pursuant to the bank management’s performance improvement project which was announced in June 2008 and was substantially completed last quarter.  These costs were incurred with the objective of increasing the bank’s operating efficiency and profitability in the long term.  Accordingly, bank management believes that these costs were temporarily elevated while the performance improvement project was being executed.

Reported noninterest income is being adjusted by a gain on sale of a commercial loan, gain on sale of other assets and other nonrecurring income items.  Bank management believes that it would not be appropriate to assume that the bank would realize material gains of this type on a quarterly basis.

Likewise, bank management also adds back to noninterest income charges related to the other-than-temporary impairment (OTTI) of private-issue mortgage-related securities (PMRS) because of the material nature of the charge, the inconsistency of when those charges occurred and the elimination of the PMRS portfolio in the fourth quarter of 2009.  The bank incurred material OTTI in the third quarter of 2009, impacting the comparability of noninterest income for those quarters.  Management believes that adjusting noninterest income to exclude the effects of OTTI helps the comparability of noninterest income quarter to quarter and quarter over quarter.

In addition, management adjusts noninterest income for net gains (losses) on sales of certain securities including the fourth quarter 2009 loss on the liquidation of the PMRS portfolio because management believes that such transactions are unlikely to recur on a regular basis and impacts the comparability of noninterest income between periods.

Limitations associated with utilizing non-GAAP measures are the risks of disagreement over the appropriateness of adjustments comprising these measures and the risk that other companies might calculate these measures differently.  Management addresses these limitations by providing detailed reconciliations between GAAP information and non-GAAP measures.  See reconciliation on page 18.

FORWARD-LOOKING STATEMENTS

This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as expects, anticipates, intends, plans, believes, predicts, estimates or similar expressions.  In addition, any statements concerning future financial performance (including future revenues, expenses, earnings or losses or growth rates), ongoing business strategies or prospects and possible future actions, which may be provided by management, are also forward-looking statements.  Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things.  These forward-looking statements are not guarantees of future performance.

Forward-looking statements in this release should be read in conjunction with the “Forward-Looking Statements” discussion (which is incorporated by reference herein) set forth on pages iv and v of HEI’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, and in HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements.  Forward-looking statements speak only as of the date of this release.

###

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,		Twelve months ended September 30,
(in thousands, except per share amounts)	2010	2009	2010	2009	2010	2009
Revenues
Electric utility	$623,126	$548,440	$1,755,332	$1,460,654	$2,329,687	$2,181,206
Bank	71,429	71,947	213,975	229,478	259,216	308,562
Other	(14)	(74)	(62)	(121)	(79)	60
	694,541	620,313	1,969,245	1,690,011	2,588,824	2,489,828
Expenses
Electric utility	571,783	494,268	1,619,945	1,343,250	2,142,033	2,030,669
Bank	47,040	54,258	142,040	189,162	195,833	258,357
Other	3,087	3,148	10,291	9,247	14,677	14,770
	621,910	551,674	1,772,276	1,541,659	2,352,543	2,303,796
Operating income (loss)
Electric utility	51,343	54,172	135,387	117,404	187,654	150,537
Bank	24,389	17,689	71,935	40,316	63,383	50,205
Other	(3,101)	(3,222)	(10,353)	(9,368)	(14,756)	(14,710)
	72,631	68,639	196,969	148,352	236,281	186,032
Interest expense—other than on deposit liabilities and other bank borrowings	(21,015)	(19,678)	(61,916)	(55,421)	(82,825)	(74,783)
Allowance for borrowed funds used during construction	492	1,118	2,061	4,467	2,862	5,644
Allowance for equity funds used during construction	1,197	2,628	4,817	10,353	6,686	13,311
Income before income taxes	53,305	52,707	141,931	107,751	163,004	130,204
Income taxes	20,385	18,753	51,677	36,977	58,623	45,063
Net income	32,920	33,954	90,254	70,774	104,381	85,141
Preferred stock dividends of subsidiaries	471	471	1,417	1,417	1,890	1,890
Net income for common stock	$32,449	$33,483	$88,837	$69,357	$102,491	$83,251
Basic earnings per common share	$0.35	$0.37	$0.95	$0.76	$1.10	$0.93
Diluted earnings per common share	$0.35	$0.37	$0.95	$0.76	$1.10	$0.92
Dividends per common share	$0.31	$0.31	$0.93	$0.93	$1.24	$1.24
Weighted-average number of common shares outstanding	93,699	91,522	93,148	91,173	92,873	89,959
Adjusted weighted-average shares	93,891	91,653	93,405	91,278	93,229	90,072

Income (loss) by segment
Electric utility	$21,980	$26,514	$57,674	$56,141	$80,979	$70,167
Bank	15,293	11,323	45,160	26,226	40,701	32,165
Other	(4,824)	(4,354)	(13,997)	(13,010)	(19,189)	(19,081)
Net income for common stock	$32,449	$33,483	$88,837	$69,357	$102,491	$83,251

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2009 and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2010,  June 30, 2010 and September 30, 2010 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
(dollars in thousands)	2010	2009
Assets
Cash and cash equivalents	$387,488	$503,922
Accounts receivable and unbilled revenues, net	259,132	241,116
Available-for-sale investment and mortgage-related securities	570,262	432,881
Investment in stock of Federal Home Loan Bank of Seattle	97,764	97,764
Loans receivable, net	3,466,550	3,670,493
Property, plant and equipment, net of accumulated depreciation of $2,011,138 and $1,945,482	3,131,198	3,088,611
Regulatory assets	422,177	426,862
Other	478,406	381,163
Goodwill, net	82,190	82,190
Total assets	$8,895,167	$8,925,002
Liabilities and stockholders’ equity
Liabilities
Accounts payable	$142,971	$159,044
Interest and dividends payable	31,318	27,950
Deposit liabilities	3,958,636	4,058,760
Short-term borrowings—other than bank	27,296	41,989
Other bank borrowings	246,571	297,628
Long-term debt, net—other than bank	1,364,911	1,364,815
Deferred income taxes	253,284	188,875
Regulatory liabilities	289,568	288,214
Contributions in aid of construction	331,405	321,544
Other	735,261	700,242
Total liabilities	7,381,221	7,449,061

Preferred stock of subsidiaries - not subject to mandatory redemption	34,293	34,293

Stockholders’ equity
Common stock, no par value, authorized 200,000,000 shares; issued and outstanding: 94,121,108 shares and 92,520,638 shares	1,301,710	1,265,157
Retained earnings	186,425	184,213
Accumulated other comprehensive loss, net of tax benefits	(8,482)	(7,722)
Total stockholders’ equity	1,479,653	1,441,648
Total liabilities and stockholders’ equity	$8,895,167	$8,925,002

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2009 and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

Nine months ended September 30,	2010	2009
(in thousands)
Cash flows from operating activities
Net income	$90,254	$70,774
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant and equipment	117,109	113,916
Other amortization	2,995	4,037
Provision for loan losses	12,310	27,000
Loans receivable originated and purchased, held for sale	(286,950)	(368,880)
Proceeds from sale of loans receivable, held for sale	306,587	400,213
Net gain on sale of investment and mortgage-related securities	—	(44)
Other-than-temporary impairment of available-for-sale mortgage-related securities	—	15,444
Changes in deferred income taxes	75,821	2,958
Changes in excess tax benefits from share-based payment arrangements	56	324
Allowance for equity funds used during construction	(4,817)	(10,353)
Increase in cash overdraft	884	—
Changes in assets and liabilities
Decrease (increase) in accounts receivable and unbilled revenues, net	(18,016)	48,480
Decrease (increase) in fuel oil stock	(42,569)	9,826
Decrease in accounts, interest and dividends payable	(12,705)	(641)
Changes in prepaid and accrued income taxes and utility revenue taxes	(45,787)	(50,514)
Changes in other assets and liabilities	(5,585)	(35,561)
Net cash provided by operating activities	189,587	226,979
Cash flows from investing activities
Available-for-sale investment and mortgage-related securities purchased	(485,495)	(247,425)
Principal repayments on available-for-sale investment and mortgage-related securities	350,673	304,728
Proceeds from sale of available-for-sale investment and mortgage-related securities	—	44
Net decrease in loans held for investment	171,242	396,706
Proceeds from sale of real estate acquired in settlement of loans	3,405	0
Capital expenditures	(137,628)	(239,441)
Contributions in aid of construction	16,775	7,472
Other	1,615	426
Net cash provided by (used in) investing activities	(79,413)	222,510
Cash flows from financing activities
Net decrease in deposit liabilities	(100,124)	(132,234)
Net decrease in short-term borrowings with original maturities of three months or less	(14,693)	—
Net decrease in retail repurchase agreements	(51,057)	(18,573)
Proceeds from other bank borrowings	—	310,000
Repayments of other bank borrowings	—	(604,517)
Proceeds from issuance of long-term debt	—	153,186
Changes in excess tax benefits from share-based payment arrangements	(56)	(324)
Net proceeds from issuance of common stock	16,672	11,004
Common stock dividends	(69,585)	(73,931)
Preferred stock dividends of subsidiaries	(1,417)	(1,417)
Decrease in cash overdraft	—	(9,847)
Other	(6,348)	(7,232)
Net cash used in financing activities	(226,608)	(373,885)
Net increase (decrease) in cash and cash equivalents	(116,434)	75,604
Cash and cash equivalents, beginning of period	503,922	183,435
Cash and cash equivalents, end of period	$387,488	$259,039

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2009 and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
(dollars in thousands, except per barrel amounts)	2010	2009	2010	2009

Operating revenues	$622,223	$546,502	$1,751,029	$1,453,623
Operating expenses
Fuel oil	235,534	186,719	662,608	463,893
Purchased power	147,880	134,447	404,175	364,120
Other operation	62,665	61,173	182,163	186,751
Maintenance	30,618	25,968	89,894	81,562
Depreciation	36,277	35,557	113,568	108,406
Taxes, other than income taxes	58,317	50,031	164,278	137,741
Income taxes	14,818	15,957	36,972	33,228
	586,109	509,852	1,653,658	1,375,701
Operating income	36,114	36,650	97,371	77,922
Other income
Allowance for equity funds used during construction	1,197	2,628	4,817	10,353
Other, net	510	1,657	2,123	6,493
	1,707	4,285	6,940	16,846
Interest and other charges
Interest on long-term debt	14,383	13,601	43,149	37,458
Amortization of net bond premium and expense	799	735	2,192	2,092
Other interest charges	653	705	1,861	2,048
Allowance for borrowed funds used during construction	(492)	(1,118)	(2,061)	(4,467)
	15,343	13,923	45,141	37,131
Net income	22,478	27,012	59,170	57,637
Preferred stock dividends of subsidiaries	228	228	686	686
Net income attributable to HECO	22,250	26,784	58,484	56,951
Preferred stock dividends of HECO	270	270	810	810
Net income for common stock	$21,980	$26,514	$57,674	$56,141
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)	2,497	2,572	7,144	7,203
Wet-bulb temperature (Oahu average; degrees Fahrenheit)	69.8	71.5	67.8	68.5
Cooling degree days (Oahu)	1,428	1,588	3,495	3,591
Average fuel oil cost per barrel	$89.97	$66.40	$86.12	$59.21
Customer accounts (end of period)	444,190	441,886

	Twelve months ended
Return on average common equity	September 30, 2010
(rate-making, simple average method)	Allowed %(1)	Actual %
HECO	10.50	7.32
HELCO	10.70	7.25
MECO	10.50	4.10

(1) Based on interim decisions in effect on September 30, 2010 which are subject to final PUC decisions. Allowed ROACEs for HECO, HELCO and MECO based on their last final rate case decisions were each 10.70%.

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Report on SEC Form 10-K for the year ended December 31, 2009 and the consolidated financial statements and the notes thereto in HECO’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
(dollars in thousands, except par value)	2010	2009
Assets
Utility plant, at cost
Land	$51,371	$52,530
Plant and equipment	4,832,409	4,696,257
Less accumulated depreciation	(1,915,263)	(1,848,416)
Construction in progress	105,492	132,980
Net utility plant	3,074,009	3,033,351
Current assets
Cash and cash equivalents	35,044	73,578
Customer accounts receivable, net	141,678	133,286
Accrued unbilled revenues, net	95,866	84,276
Other accounts receivable, net	6,841	8,449
Fuel oil stock, at average cost	121,230	78,661
Materials and supplies, at average cost	36,293	35,908
Prepayments and other	82,089	16,201
Total current assets	519,041	430,359
Other long-term assets
Regulatory assets	422,177	426,862
Unamortized debt expense	14,435	14,288
Other	59,666	73,532
Total other long-term assets	496,278	514,682
	$4,089,328	$3,978,392
Capitalization and liabilities
Capitalization
Common stock, $6 2/3 par value, authorized 50,000,000 shares; outstanding 13,786,959 shares	$91,931	$91,931
Premium on capital stock	385,650	385,659
Retained earnings	846,350	827,036
Accumulated other comprehensive income, net of income taxes	1,961	1,782
Common stock equity	1,325,892	1,306,408
Cumulative preferred stock — not subject to mandatory redemption	34,293	34,293
Long-term debt, net	1,057,911	1,057,815
Total capitalization	2,418,096	2,398,516
Current liabilities
Accounts payable	116,710	132,711
Interest and preferred dividends payable	22,461	21,223
Taxes accrued	150,352	156,092
Other	52,099	48,192
Total current liabilities	341,622	358,218
Deferred credits and other liabilities
Deferred income taxes	244,455	180,603
Regulatory liabilities	289,568	288,214
Unamortized tax credits	58,083	56,870
Retirement benefits liability	293,069	296,623
Other	113,030	77,804
Total deferred credits and other liabilities	998,205	900,114
Contributions in aid of construction	331,405	321,544
	$4,089,328	$3,978,392

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Report on SEC Form 10-K for the year ended December 31, 2009 and the consolidated financial statements and the notes thereto in HECO’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010  (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

Nine months ended September 30,	2010	2009
(in thousands)
Cash flows from operating activities
Net income	$59,170	$57,637
Adjustments to reconcile net income to net cash provided by operating activities

Depreciation of property, plant and equipment	113,568	108,406
Other amortization	5,360	7,702
Changes in deferred income taxes	74,720	12,532
Changes in tax credits, net	1,939	(501)
Allowance for equity funds used during construction	(4,817)	(10,353)
Increase in cash overdraft	884	—
Changes in assets and liabilities
Decrease (increase) in accounts receivable	(6,784)	32,423
Decrease (increase) in accrued unbilled revenues	(11,590)	14,183
Decrease (increase) in fuel oil stock	(42,569)	9,826
Increase in materials and supplies	(385)	(1,825)
Increase in regulatory assets	(3,269)	(13,829)
Decrease in accounts payable	(16,001)	(4,952)
Changes in prepaid and accrued income taxes and utility revenue taxes	(55,202)	(62,388)
Changes in other assets and liabilities	1,415	3,360
Net cash provided by operating activities	116,439	152,221
Cash flows from investing activities
Capital expenditures	(131,140)	(237,664)
Contributions in aid of construction	16,775	7,472
Other	657	340
Net cash used in investing activities	(113,708)	(229,852)
Cash flows from financing activities
Common stock dividends	(38,360)	(32,756)
Preferred stock dividends of HECO and subsidiaries	(1,496)	(1,496)
Proceeds from issuance of long-term debt	—	153,186
Net decrease in short-term borrowings from nonaffiliates and affiliate with original maturities of three months or less	—	(30,850)
Decrease in cash overdraft	—	(9,847)
Other	(1,409)	(1,021)
Net cash provided by (used in) financing activities	(41,265)	77,216
Net decrease in cash and cash equivalents	(38,534)	(415)
Cash and cash equivalents, beginning of period	73,578	6,901
Cash and cash equivalents, end of period	$35,044	$6,486

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Report on SEC Form 10-K for the year ended December 31, 2009 and the consolidated financial statements and the notes thereto in HECO’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME DATA

(Unaudited)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,
(in thousands)	2010	2010	2009	2010	2009
Interest and dividend income
Interest and fees on loans	$49,221	$49,328	$53,080	$148,294	$166,535
Interest and dividends on investment and mortgage-related securities	3,852	3,646	6,943	10,815	21,762
	53,073	52,974	60,023	159,109	188,297
Interest expense
Interest on deposit liabilities	3,390	3,852	7,286	11,665	28,753
Interest on other borrowings	1,414	1,418	2,205	4,258	7,710
	4,804	5,270	9,491	15,923	36,463
Net interest income	48,269	47,704	50,532	143,186	151,834
Provision for loan losses	5,961	990	5,200	12,310	27,000
Net interest income after provision for loan losses	42,308	46,714	45,332	130,876	124,834
Noninterest income
Fee income on deposit liabilities	6,109	7,891	8,211	21,520	22,384
Fees from other financial services	6,781	6,649	6,385	19,844	18,747
Fee income on other financial products	1,697	1,735	1,613	4,957	4,285
Net losses on available-for-sale securities	—	—	(9,863)	—	(15,400)
Other income	3,769	2,383	5,578	8,545	11,165
	18,356	18,658	11,924	54,866	41,181
Noninterest expense
Compensation and employee benefits	18,168	18,907	17,721	54,477	55,072
Occupancy	4,176	4,216	4,905	12,617	15,956
Data processing	2,019	4,564	3,684	10,921	10,352
Services	1,544	1,845	2,437	5,117	9,656
Equipment	1,600	1,640	1,782	4,949	7,112
Other expense	8,798	8,453	9,062	25,819	27,628
	36,305	39,625	39,591	113,900	125,776
Income before income taxes	24,359	25,747	17,665	71,842	40,239
Income taxes	9,066	9,616	6,342	26,682	14,013
Net income	$15,293	$16,131	$11,323	$45,160	$26,226

OTHER BANK INFORMATION (%)
Return on average assets	1.26	1.32	0.89	1.23	0.68
Return on average equity	12.04	12.80	9.40	11.96	7.35
Net interest margin	4.31	4.22	4.23	4.23	4.17
Net charge-offs to average loans outstanding (annualized)	0.53	0.57	0.19	0.58	0.56
Efficiency ratio	54	59	63	57	65
As of period end
Nonperforming assets to loans outstanding and real estate owned *	1.87	1.90	1.61
Allowance for loan losses to loans outstanding	1.09	1.03	1.21
Tier-1 leverage ratio	9.3	9.3	9.1
Total risk-based capital ratio	14.2	14.1	13.2
Tangible common equity to total assets	8.8	8.7	8.2

*  Regulatory basis

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2009 and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B. and Subsidiaries

CONSOLIDATED BALANCE SHEETS DATA

(Unaudited)

	September 30,	December 31,
(in thousands)	2010	2009

Assets
Cash and cash equivalents	$350,404	$425,896
Federal funds sold	1,000	1,479
Available-for-sale investment and mortgage-related securities	570,262	432,881
Investment in stock of Federal Home Loan Bank of Seattle	97,764	97,764
Loans receivable, net	3,466,550	3,670,493
Other	235,985	230,282
Goodwill, net	82,190	82,190
	$4,804,155	$4,940,985

Liabilities and stockholder’s equity
Deposit liabilities–noninterest-bearing	$830,593	$808,474
Deposit liabilities–interest-bearing	3,128,043	3,250,286
Other borrowings	246,571	297,628
Other	96,306	92,129
	4,301,513	4,448,517

Common stock	330,493	329,439
Retained earnings	174,815	172,655
Accumulated other comprehensive loss, net of tax benefits	(2,666)	(9,626)
	502,642	492,468
	$4,804,155	$4,940,985

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2009 and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B. and Subsidiaries

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Unaudited)

(in thousands)	1Q08	3Q09	4Q09	1Q10	2Q10	3Q10

Noninterest income
Per income statement - GAAP	$17,928	$11,924	$(11,277)	$17,852	$18,658	$18,356
Other-than-temporary impairment of private-issue mortgage-related securities	—	9,863	—	—	—	—
Net (gains) losses on sale of securities	(935)	—	32,078	—	—	—
Gain on sale of a commercial loan	—	(2,951)	—	—	—	—
Gain on sale of other assets	—	—	(1,772)	—	—	—
Other nonrecurring income	(384)	—	(500)	—	—	21
Adjusted noninterest income	$16,609	$18,836	$18,529	$17,852	$18,658	$18,377

Noninterest expense
Per income statement - GAAP	$44,234	$39,591	$41,695	$37,970	$39,625	$36,305
Real estate transactions	—	(1,076)	(1,633)	—	(30)	(699)
Professional services	—	(600)	—	—	—	—
FISERV conversion costs	—	(572)	(972)	(1,257)	(2,697)	(144)
Severance	—	(301)	(390)	(1)	(48)	(492)
Technology write-offs	—	—	(35)	—	—	—
Prepayment penalty on early extinguishment of debt	—	—	(659)	—	—	—
Adjusted noninterest expense	$44,234	$37,042	$38,006	$36,712	$36,850	$34,970

Other bank information
Noninterest expense (annualized)
Reported	$176,936	$158,364	$166,780	$151,880	$158,500	$145,220
Adjusted	176,936	148,168	152,024	146,848	147,400	139,880

Efficiency ratio
Reported	65%	63%	109%	58%	59%	54%
Adjusted	66%	53%	56%	56%	55%	52%

Pretax, preprovision income (annualized)
Reported	$96,964	$91,460	$(14,136)	$108,380	$106,948	$121,280
Adjusted	91,688	129,304	119,844	113,412	118,048	126,704

Return on average assets
Reported	0.85%	0.89%	(0.36)%	1.12%	1.32%	1.26%
Adjusted	0.81%	1.34%	1.27%	1.18%	1.45%	1.33%